OLD WESTBURY FUNDS, INC.

                     BESSEMER INVESTMENT MANAGEMENT LLC

                         SUB-ADVISORY AGREEMENT
                Old Westbury Global Opportunities Fund

      This SUB-ADVISORY AGREEMENT executed as of November 12,
2007 by and among OLD WESTBURY FUNDS, INC. (hereinafter called "the Fund"), BESSEMER INVESTMENT MANAGEMENT LLC
(hereinafter called "the Adviser"), and FRANKLIN ADVISERS,
INC. (hereinafter called "the Sub-Adviser"),

                         W I T N E S S E T H:

      WHEREAS, the Adviser is the investment adviser to the Old Westbury Global Opportunities Fund (hereinafter called
"the Portfolio" of the Fund, an open-end management investment company registered under the Investment Company
Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Adviser and the Sub-Adviser are each registered under the Investment Advisers Act of 1940 (the
"Advisers Act") as investment advisers; and

      WHEREAS, the Fund and the Adviser desire to retain the Sub-Adviser to provide portfolio selection and related research and statistical services in connection with the investment advisory services, which the Adviser provides to the Portfolio, for the Portfolio or a designated portion of the assets of the Portfolio (a "Segment"), and the Sub-Adviser desires to furnish such services; and

      WHEREAS, the Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Adviser with copies properly certified or authenticated of any amendment or supplement thereto:

     (a)   Investment Advisory Agreement (the "Advisory
           Agreement") with the Fund;

     (b) The Fund's Registration Statement that includes the Portfolio's prospectus and statement of additional information, as filed with the Securities and Exchange Commission (the
           "Registration Statement");

     (c)   The Fund's Articles of Incorporation and By-laws;

     (d) The resolutions of the Board of Directors of the Fund approving the engagement of the Sub-Adviser as sub-adviser for the Portfolio and approving the form of this Agreement;

     (e) A list of affiliated brokers and underwriters of the Fund for compliance with applicable provisions of the 1940 Act; and

     (f) A list of affiliated issuers of the Fund and/or the Adviser restricted from purchase by the Portfolio.

     (g) Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services to be provided by the Sub-Adviser.

      NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

1.   Appointment of Sub-Adviser.

Subject to the direction and control of the Board of Directors of the Fund and the Adviser, the Sub-Adviser shall provide the services described in Section 2 below for investment and reinvestment of the securities and other assets of the Segment for the period and on the terms hereinafter set forth. The Sub-Adviser agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized herein, have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

     2.   Obligations of and Services to be Provided by the Sub-
          Adviser.
The Sub-Adviser will:

     (a) Provide investment advisory services, including but not limited to portfolio securities selection, research, advice and supervision for the Segment.

     (b) Implement the approved investment program for the Segment by placing orders for the purchase and sale of securities in its discretion and without prior consultation with the Adviser, subject always to the provisions of the 1940 Act and the Fund's Registration Statement, Articles of Incorporation and By-Laws, as then in effect; provided however, that current copies of all such documents shall have been provided to Sub-Adviser.

     (c) Instruct the Portfolio's custodian to deliver for cash received, securities or other cash and/or securities instruments sold, exchanged, redeemed or otherwise disposed of from the Segment, and to pay cash for securities or other cash and/or securities instruments delivered to the custodian and/or credited to the Segment upon acquisition of the same for the Segment;

     (d) Maintain, as applicable to the Sub-Adviser's investment advisory services obligations, compliance with the 1940 Act and the regulations adopted by the Securities and Exchange Commission thereunder and the Segment investment objective, strategies and restrictions as stated in the Portfolio's prospectus and statement of additional information subject to receipt of such additional information as may be required from the Adviser and provided in accordance with Section 14(d) of this Agreement.

     (e) Report on the activities in the performance of its duties and obligations under this Agreement to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably request in order to enable it to determine that the investment policies, procedures and approved investment program of the Segment are being observed. The Sub-Adviser will also keep the Board of Directors informed of important developments affecting the Segment and the Sub-Adviser, and on its own initiative will furnish the Adviser and the Board of Directors from time-to-time with such information as the Sub-Adviser may believe appropriate, whether concerning the individual companies whose securities are held by the Segment, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Segment maintains investments.

     (f) Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties hereunder, and
           (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient performance of its duties under this Agreement.

     (g) Open accounts with broker-dealers and futures commission merchants ("broker-dealers"), select broker-dealers to effect all transactions for the Segment, place all necessary orders with broker-dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for the Segment may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to other clients. The Sub-Adviser will seek to obtain best execution of transactions for the Segment at prices which are advantageous to the Segment and at commission rates that are reasonable in relation to the benefits received. The Sub-Adviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Adviser. To the extent consistent with Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer.
           With respect to any investments for the Segment that are permitted to be made by the Sub-Adviser in accordance with this Agreement, the Adviser hereby authorizes and directs the Sub-Adviser to do and perform every act and thing whatsoever necessary or incidental in performing its duties and obligations under this Agreement including, but not limited to, acting pursuant to or executing as agent on behalf of the Portfolio, as the case may be, such agreements and other documentation as may be required for the purchase or sale, assignment, transfer and ownership of any permitted investment, including limited partnership agreements, repurchase and derivatives master agreements, including any schedules and annexes to such agreements, releases, consents, elections and confirmations. The Adviser acknowledges and understands that it will be bound by any such trading accounts established, and agreements and other documentation executed, by the Sub-Adviser for such investment purposes, and agrees to provide the Sub-Adviser with tax information, governing documents, legal opinions and other information concerning the funds necessary to complete such agreements and other documentation.

     (h) Upon reasonable request, provide assistance and recommendations for the determination of the fair value of certain portfolio securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund's Board of Directors.

     (i) Maintain all accounts, books and records with respect to the Segment as are required pursuant to the 1940 Act and Advisers Act, and the rules thereunder, and furnish the Fund and the Adviser with such periodic and special reports as the Fund or Adviser may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for the Segment are the property of the Fund, agrees to preserve for the periods set forth in Rule 31a-2 under the 1940 Act any records that it maintains for the Segment and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Segment upon request by the Fund or the Adviser. The Sub-Adviser has no responsibility for the maintenance of Fund records except insofar as is directly related to the services the Sub-Adviser provides to the Segment. To the extent that the Sub-Adviser maintains records in compliance with the requirements of Rule 204-2 under the Advisers Act, the Fund hereby agrees that such records are the property of the Sub-Adviser, copies of which the Sub-Adviser will provide promptly to the Fund upon request by the Fund or the Adviser.

     (j) Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Adviser's Code of Ethics adopted pursuant to such Rule 17j-1 and Rule 204A-1 under the Advisers Act as the same may be amended from time to time. The Adviser acknowledges receipt of a copy of Sub-Adviser's current Code of Ethics. Sub-Adviser shall promptly forward to the Adviser a copy of any material amendment to the Sub-Adviser's Code of Ethics along with certification that the Sub-Adviser has implemented procedures for administering the Sub-Adviser's Code of Ethics.

     (k) From time to time as the Adviser or the Fund may reasonably request, furnish the requesting party reports on portfolio transactions and reports on investments held by the Segment, all in such detail as the Adviser or the Fund may reasonably request. The Sub-Adviser will make available, upon the reasonable request of the Fund or the Adviser, its officers and employees to meet with the Adviser's Board of Directors at the Adviser's principal place of business on reasonable notice to review the investments of the Segment.

     (l) Upon reasonable request by the Adviser, provide such information with respect to the Segment as may be required for the Fund or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the "Securities Act"), and any state securities laws, and any rule or regulation thereunder.

     (m) Provide a copy of the Sub-Adviser's Form ADV and any material amendments thereto as soon as reasonably possible after the filing of such documents with the Securities and Exchange
           Commission or other regulatory agency.

     (n) The Adviser and the Fund agree and understand that the Sub-Adviser is not responsible to act for the Portfolio in any legal proceedings, including the filing of claims relating to portfolio securities in bankruptcies or class actions, involving securities held or previously held by the Portfolio or Segment or the issuers of such securities; provided that the Sub-Adviser shall advise and consult with the Adviser with respect to any such proceedings of which the Sub-Adviser becomes aware. The Adviser and the Fund agree and understand that the Sub-Adviser is not responsible to vote or give any advice about how to vote proxies for securities held by the Portfolio or Segment; however, the Sub-Adviser shall, upon request of the Adviser, advise on corporate actions, such as mergers and tender offers, involving portfolio securities held by the Portfolio or Segment.

     (o) In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times comply with:

           (i) all applicable provisions of the 1940 Act and the Advisers Act, and all rules and regulations adopted thereunder;

          (ii) provided that the Sub-Adviser has received a current copy from the Adviser or the Fund, the provisions of the Registration Statement of the Fund, as it may be amended from time-to-time, under the 1940 Act;

          (iii)  provided that the Sub-Adviser has
                 received a current copy from the Adviser or the Fund, the provisions of the Articles of Incorporation of the Fund, as they may be amended from time-to-time;

          (iv) provided that the Sub-Adviser has received a current copy from the Adviser or the Fund, the provisions of the By-laws of the Fund, as they may be amended from time-to-time, or resolutions of the Board of Directors as may be adopted from time-to-time; and

          (v) any other provisions of federal or state law applicable to the Segment.

     (p) As in the case with respect to the Adviser under the Investment Advisory Agreement, any investment activities undertaken by the Sub-Adviser relating to the Portfolio shall at times be subject to the direction and control of the Fund's Board of Directors as well as the Adviser.

     (q) Notwithstanding anything herein to the contrary, the Adviser shall be responsible for monitoring, testing and notifying the Sub-Adviser of the Segment's non-compliance with the Code. Based on information and direction provided by the Adviser, administrator, custodian or other service provider for the Portfolio, the Sub-Adviser shall take all necessary steps, consistent with any direction so provided, to ensure the Portfolio's ongoing compliance with the Code.

3.   Compensation.

    As full compensation for all services rendered and obligations assumed by the Sub-Adviser hereunder with respect to the Segment, the Adviser shall pay the compensation specified in Appendix A to this Agreement. The Sub-Adviser acknowledges and agrees that the Adviser shall be solely responsible for the fees of the Sub-Adviser for its services hereunder, and the Sub-Adviser shall have no claim against the Fund or the Portfolio with respect to its compensation under this Agreement.

4.	   Liability of Sub-Adviser.

     (a)	   Neither the Sub-Adviser nor any of its directors,
           officers, employees, agents or affiliates shall be
           liable to the Adviser, the Portfolio or its
           shareholders for any loss suffered by the Adviser
           or the Portfolio resulting from any error of
           judgment or mistake of law made in the good faith exercise of the Sub-Adviser's investment discretion in connection with selecting investments for the
           Segment or as a result of the failure by the
           Adviser or any of its affiliates to comply with the
           terms of this Agreement except for losses resulting
           from willful misfeasance, bad faith or gross
           negligence of, or from reckless disregard of, the
           duties of the Sub-Adviser or any of its directors, officers, employees, agents, or affiliates. Notwithstanding the foregoing, Sub-Adviser shall not be liable for actions taken or non-actions with respect to the performance of services under this Agreement based upon information, instructions or requests given or made to Sub-Adviser by the
           Adviser or information provided by any of the
           Portfolio's custodian, administrator or fund
           accountant.  The Adviser shall be responsible at
           all times for supervising Sub-Adviser, and this
           Agreement does not in any way limit the duties and responsibilities that the Adviser has agreed to under the Advisory Agreement and applicable laws.
     (b)	   In no event will the Sub-Adviser have any
           responsibility for any other portfolio of the Fund, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of the Adviser or any other sub-adviser to the Fund or Portfolio. In particular, since the Sub-Adviser shall manage only a Segment, the Sub-Adviser shall have no responsibility for the Portfolio's being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolio's failing to qualify as a regulated investment company under the Code. Nothing in this Section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

5.	   Indemnification by the Sub-Adviser.

The Adviser shall not be responsible for, and the Sub-Adviser shall indemnify and hold the Fund, the Adviser and the Portfolio harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties of the Sub-Adviser hereunder or any of its officers, directors, employees or agents; provided, however, that in no case is the Sub-Adviser's indemnity in favor of the Adviser, the Fund or the Portfolio deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

6.	   Indemnification by the Fund and the Adviser.

In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties hereunder on the part of the Sub-Adviser or its affiliates or any of their respective officers, directors, employees or agents ("Sub-Adviser Indemnitees"), the Fund and the Adviser, severally and not jointly, hereby agree to indemnify and hold harmless the Sub-Adviser Indemnitees against all claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, arising from the advertising, solicitation, sale, purchase or pledge of securities, whether of the Portfolio or other securities, undertaken by the Portfolio, its officers, directors, employees or affiliates, resulting from any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Portfolio, its officers, directors, employees or affiliates. Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and nothing herein shall constitute a waiver or limitation of any rights which the Fund or the Adviser may have and which may not be waived under applicable federal and state securities laws; provided, however, that in no case is the Fund's or the Adviser's indemnity in favor of the Sub-Adviser Indemnitees deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

7.   	Supplemental Arrangements.

The Sub-Adviser may enter into arrangements with other persons affiliated with the Sub-Adviser or with unaffiliated third parties to better enable the Sub-Adviser to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub-Adviser, the cost of such arrangements to be borne solely by the Sub-Adviser, subject where required by applicable law, to approval of the Board of Directors of the Fund.

8.	   Regulation.

The Sub-Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material that any such body may request or require pursuant to applicable laws and regulations.

9.   	Duration and Termination of This Agreement.

     (a)	   This Agreement shall become effective on the latest
           of (i) the date of its execution, (ii) the date of its approval by a majority of the Board of Directors of the Fund, including approval by the vote of a majority of the Board of Directors of the Fund who are not interested persons of the Adviser, the Sub-Adviser, or the Fund, cast in person at a meeting called for the purpose of voting on such approval or (iii) if required by the 1940 Act, the date of its approval by a majority of the outstanding voting securities of the Portfolio. It shall continue in effect for an initial term of two years and thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Portfolio and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Adviser, the Sub-Adviser or the Fund, cast in person at a meeting called for the purpose of voting on such approval.

     (b)	   If the shareholders of the Portfolio fail to
           approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Adviser will continue to act as Sub-Adviser with respect to the Segment pending the required approval of the Agreement or its continuance or of any contract with the Sub-Adviser or a different manager or sub-adviser or other definitive action; provided, that the compensation received by the Sub-Adviser in respect to the Segment during such period is in compliance with Rule 15a-4 under the 1940 Act.

     (c)	   This Agreement may be terminated at any time
           without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Adviser, or the Adviser or by vote of a majority of the outstanding voting securities of the Portfolio on sixty days written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "voting security") shall be applied.

10.	   Trade Settlement At Termination.

Termination will be without prejudice to the completion of any transaction already initiated. On, or after, the effective date of termination, the Sub-Adviser shall be entitled, without prior notice to the Adviser or the Portfolio, to direct the Custodian to retain and/or realize any assets of the Portfolio as may be required to settle transactions already initiated, and to pay any outstanding liabilities of the Sub-Adviser. Following the date of effective termination, any new transactions will only be executed by mutual agreement between the Adviser and the Sub-Adviser.

11.   	Amendment of this Agreement.

No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Board of Directors of the Fund who are not interested persons of the Adviser, the Sub-Adviser, or the Fund cast in person at a meeting called for the purpose of voting on such approval. Prior to the execution of any amendment, Adviser shall notify Sub-Adviser if any such approval is required.

12.	Services to Other Clients.

The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others. The Adviser understands, and has advised the Fund's Board of Directors, that the Sub-Adviser now acts, and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. The Adviser has no objection to the Sub-Adviser's acting in such capacities, provided that whenever the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two or more investment companies or accounts managed by the Sub-Adviser, the available securities or investments will be allocated in a manner believed by the Sub-Adviser to be equitable to each of them. It is recognized and acknowledged by the Adviser that in some cases this procedure may adversely affect the price paid or received by the Portfolio or the size of the position obtained for or disposed of by the Portfolio. In addition, the Adviser understands, and has advised the Fund's Board of Directors, that the persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

13.	   Disclosure.

      (a)   	None of the Adviser, the Portfolio or the Sub-
            Adviser shall disclose information of a
            confidential nature acquired in connection with this Agreement, except for information that they may be entitled or bound to disclose by law or regulation or which is requested by regulators or auditors or which is disclosed to their advisers where reasonably necessary for the performance of their professional services or, in the case of the Sub-Adviser, to persons retained as permitted in accordance with Section 7 above to the extent reasonably necessary for the performance of the Sub-Adviser's services hereunder and provided such persons are bound by confidentiality obligations at least as stringent as the foregoing. The Sub-Adviser shall also comply with the Fund's policies with respect to disclosure of portfolio holdings.

      (b)   	Notwithstanding the provisions of 13(a) above: (i)
            to the extent that any market counterparty with whom the Sub-Adviser deals requires information relating to the Segment (including, but not limited to, the identity of the Adviser or the Portfolio and market value of the Segment), the Sub-Adviser shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Segment in accordance with the terms of this Agreement; and (ii) the Sub-Adviser may use the performance of the Portfolio or Segment in its composite performance figures provided that such usage is made anonymously with no reference, directly or indirectly, to the name of the Fund or Portfolio.

14.   	General Provisions.

      (a)   	Each party agrees to perform such further acts and
            execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.
            The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (b)	    Any notice under this Agreement shall be in
            writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Adviser for this purpose shall be Bessemer Investment Management LLC, 630 Fifth Avenue, New York, New York 10111, Attention: General Counsel, and the address of the Sub-Adviser shall be, Franklin Advisers, Inc., One Franklin Parkway, San Mateo, California 94403, Attention: General Counsel.

     (c)	    The Sub-Adviser will promptly notify the Adviser in
            writing of the occurrence of any of the following events unless prohibited by applicable law:

           (i)   	the Sub-Adviser fails to be registered as an
                 investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement.

           (ii)  	the Sub-Adviser is served or otherwise
                 receives notice of any action, suit,
                 proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Portfolio unless subject to confidentiality by order of a court or similar authority.

     (d)	   The Adviser shall provide (or cause the Portfolio's
           custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of the assets of the Portfolio or Segment, cash requirements and cash available for investment in the Portfolio or Segment, and all other reasonable information as may be necessary for the Sub-Adviser to perform its duties and responsibilities hereunder.

     (e)	  This Agreement contains the entire understanding
          and agreement of the parties.

     (f)	  The Sub-Adviser acknowledges that nonpublic
          customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Fund or the Portfolio received from the Adviser is subject to the limitations on redisclosure and reuse set forth in Section 248.11 of Regulation S-P, and agrees that such information: (i) shall not be disclosed to any third party for any purpose (other than for the purpose of providing the services contemplated by this Agreement) without the written consent of the Adviser and/or the Fund unless permitted by exceptions set forth in Sections 248.14 or 248.15 of Regulation S-P; and
         (ii) shall be safeguarded pursuant to procedures adopted under Section 248.30 of Regulation S-P.

     (g)  	The Fund and the Adviser understand and agree that
          the Sub-Adviser, as part of its duties hereunder, is not responsible for determining whether or not the Portfolio is suitable and an appropriate investment for the clients who invest in such.

     (h)  	The parties to this Agreement agree that the names
          of the Sub-Adviser and its affiliates and any of their logos or trademarks or service marks or trade names or any derivatives of them (collectively, "Sub-Adviser Names") are the valuable property of the Sub-Adviser and its affiliates. The Adviser and the Fund may use the name of the Sub-Adviser to identify it as the Sub-Adviser to the Fund as required by law or regulation. Any other use of a Sub-Adviser Name must be expressly pre-approved in writing by the Sub-Adviser and all marketing materials, advertisements, sales literature and notices using a Sub-Adviser Name must be submitted to the Sub-Adviser for approval at least ten (10) business days prior to the date such approval is needed. Adviser and Fund agree that, with respect to such materials submitted to the Sub-Adviser, the Sub-Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the 1940 Act or other applicable laws and regulations. Once approved in writing by the Sub-Adviser, any change in any approved use of a Sub-Adviser Name including, without limitation, change in phrases identifying or associated with a fund, requires prior approval in writing by the Sub-Adviser. Upon termination of this Agreement, the Adviser and the Fund shall forthwith cease to use all Sub-Adviser Names, except as may be required by law or regulation. If the Adviser or the Fund makes any unauthorized use of a Sub-Adviser Name, the parties acknowledge that the Sub-Adviser and its affiliates shall suffer irreparable harm for which monetary damages may be inadequate and thus the Sub-Adviser and its affiliates shall be entitled to injunctive relief, as well as any other remedy available under law.

     (i)	 During the term of this Agreement, the Sub-Adviser
         agrees that all marketing, advertising or promotional material or other information or material that makes reference to the Fund, the Portfolio, the Adviser or the services being provided pursuant to this Agreement shall be expressly subject to the prior review and approval by the Adviser. Without limiting the generality of the foregoing, no reference to Old Westbury Funds or the Adviser shall be included in any such marketing, advertising or promotional material or other information, communication or material without the Adviser's express prior written consent.

15.    Release.

The names "Old Westbury Funds, Inc." and "Directors of Old Westbury Funds, Inc." refer respectively to the Fund created by the Articles of Incorporation and the Directors, as directors but not individually or personally. The obligations of "Old Westbury Funds, Inc." entered into in the name or on behalf thereof by any of the Directors, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Directors, shareholders, or representatives of the Fund personally, but bind only assets of the Portfolio, and all persons dealing with the Portfolio of the Fund must look solely to the assets of such Portfolio for the enforcement of any claims.

16.   	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.



[SIGNATURE PAGE FOLLOWS]

[PAGE BREAK]







IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                      OLD WESTBURY FUNDS, INC.


                                      By:	/s/ Peter C. Artemiou__
                                         Peter C. Artemiou
                                         Vice President

                                      BESSEMER INVESTMENT MANAGEMENT LLC


                                      By:	/s/ Marc D. Stern_____
	                                         Marc D. Stern
	                                         President

                                      FRANKLIN ADVISERS, INC.


                                      By:	/s/ Chris J. Molumphy__
                                         Name: Chris J. Molumphy
                                         Title: Exec. Vice President /
                                                CIO

[PAGE BREAK]































                                                         	APPENDIX A


                         SUB-ADVISORY FEES

The Adviser will pay the Sub-Adviser, as full compensation for all services provided under this Agreement, an annual fee computed at the following annual rates of the Segment's average daily net assets:



The Sub-Adviser's fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly in arrears to the Sub-Adviser on or before the tenth business day of the next succeeding calendar month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate set forth in the schedule above and multiplying this product by the net assets of the Segment, as determined in accordance with the Portfolio's prospectus and statement of additional information as of the close of business on the previous business day on which the Portfolio was open for business. For each monthly fee payment, the Adviser will provide the Sub-Adviser with a worksheet accompanying payment of the sub-advisory fee that sets forth the computation of such sub-advisory fee.

If this Agreement becomes effective or terminates before the end of any month, the sub-advisory fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.